Exhibit 99.1

For further information, contact:
George Huhta
Technology Solutions Company
312.228.4760
george_huhta@techsol.com

Technology Solutions Company Announces
2004 Fourth Quarter Financial Results

Financial Results Meet Previous Estimates

CHICAGO, IL Feb. 8, 2004—Technology Solutions Company (TSC) (Nasdaq: TSCC), a consulting company delivering business benefits through the application of information technology, today announced fourth quarter financial results.

Fourth Quarter Results

Revenues before reimbursements for the quarter ended Dec. 31, 2004 were $8.2 million. Fourth quarter net loss was $2.3 million. The acquisition of ZAMBA Solutions (ZAMBA) closed on Dec. 31, 2004. The fourth quarter 2004 operating results reflect the operations of TSC only, while the Dec. 31, 2004 balance sheet includes the acquisition of ZAMBA.

Fourth Quarter Metrics

•	Revenues before reimbursements were $8.2 million; net loss was $2.3 million; loss per share was $0.06

•	Utilization was 58 percent as compared to 62 percent in the third quarter of 2004

•	Annualized voluntary turnover was 22 percent as compared to 30 percent in the third quarter

•	Days sales outstanding were 51 days as compared to 61 days in the third quarter, improving cash by approximately $1 million

•	12 new clients and 34 new projects from new and existing clients were acquired as compared to 22 new clients and 37 new projects from new and existing clients in the third quarter

•	Total headcount at Dec. 31, 2004 was 202 compared to 190 at Sept. 30, 2004

•	The cash and cash equivalents balance at Dec. 31, 2004 was $30.0 million

Business Commentary and First Quarter Outlook

Michael R. Gorsage, president and CEO, stated, “Our fourth quarter results demonstrate our continued focus on returning the company to profitability. Our improvements in days sales outstanding along with new clients and projects helped to increase our fourth quarter revenues and reduce our net loss. We have also begun to see the benefits of our acquisition of ZAMBA which closed December 31. With this acquisition, we now have a stronger foothold in the CRM market giving us a platform for future growth opportunities. As we move through the first quarter of 2005, we plan to enhance our client-focused offerings in key industries and in services such as IT planning and strategy, business intelligence, and applications hosting services. And we will continue to explore opportunities including potential acquisitions and alliances to help fuel our revenue growth.”

First Quarter 2005 Expectations

The Company is preliminarily forecasting revenues before reimbursements for the first quarter of 2005 to be in the range of $11.5 million to $12.5 million. The Company expects first quarter earnings results to range from a loss of approximately $2 million at the high end of the revenues range ($0.04 per share) to $3 million ($0.06 per share) at the low end. (Note that loss amounts are shown with no anticipated tax benefit.) “The projected increase in our first quarter revenues reflects the additional business we expect to see from our combined ZAMBA-TSC organization as well as from our new client officers who joined the firm in the second half of 2004,” Gorsage said. Depending on revenues and cash collections, the Company expects to end the first quarter with a cash balance of approximately $23.5 million to $25 million.

Conference Call

Management from Technology Solutions Company will host a conference call on Wednesday, Feb. 9 at 7 a.m. CST to discuss the results of the quarter. The dial-in number for the call is 800.835.9927. For international participants, the dial-in number is 312.461.0953. The conference call will also be available live via the Internet in the Investors section of TSC’s Web site at www.techsol.com. It is recommended that participants using the Internet access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight CST on Feb. 28, 2005 by dialing 800.839.6713. The passcode for the replay is 6896253.

About Technology Solutions Company

Delivering business benefits through the application of information technology, Technology Solutions Company (TSC) is an IT consulting firm committed to helping clients in Manufacturing, Healthcare, Consumer and Retail, and Financial Services. TSC focuses on the strategic business challenges of Enterprise Resource Planning, Customer Relationship Management, Compliance, Business Technology, Extended Support and Change Management & Training. Our range of services include IT strategy, project planning, software selection, reengineering, implementation, upgrades, training, and applications hosting. Headquartered in Chicago, TSC has worked with more than 800 clients worldwide, including the majority of the Fortune 100. For more information, please visit www.techsol.com .

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, our ability to successfully introduce new service offerings, our ability to manage the pace of technological change including our ability to refine and add to our service offerings to adapt to technological changes, our ability to manage the current downturn in our business, and our ability to manage the current uncertainties in our industry and the economy in general, our ability to manage our current decreased revenue levels, our ability to attract new business and increase revenues, our ability to attract and retain employees, our ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive factors, our dependence on a limited number of clients and the potential loss of significant clients, our ability to continue to attract new clients and sell additional work to existing clients, our ability to successfully integrate the recently-acquired Zamba business with the rest of our business, and our ability to manage costs and headcount relative to expected revenues, all as more fully described in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2004	2003	2004	2003
	(unaudited)
REVENUES:
Revenues before reimbursements	$8,193	$7,651	$32,236	$40,937
Reimbursements	1,069	1,037	4,289	4,703

	9,262	8,688	36,525	45,640

COSTS AND EXPENSES:
Project personnel	4,690	5,241	20,403	28,271
Other project expenses	2,062	2,190	6,246	6,667
Reimbursable expenses	1,069	1,037	4,289	4,703
Management and administrative support	3,955	3,060	14,690	14,478
Restructuring and other (credits) charges	—	—	(579)	5,211
Incentive compensation	—	(311)	789	—

	11,776	11,217	45,838	59,330

OPERATING LOSS	(2,514)	(2,529)	(9,313)	(13,690)

OTHER INCOME:
Net investment income	171	105	765	798

LOSS BEFORE INCOME TAXES	(2,343)	(2,424)	(8,548)	(12,892)
INCOME TAX PROVISION	—	—	—	16,611

NET LOSS	$(2,343)	$(2,424)	$(8,548)	$(29,503)

BASIC NET LOSS PER COMMON SHARE	$(0.06)	$(0.06)	$(0.21)	$(0.73)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	40,937	40,716	40,873	40,596

DILUTED NET LOSS PER COMMON SHARE	$(0.06)	$(0.06)	$(0.21)	$(0.73)

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING	40,937	40,716	40,873	40,596

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2004	2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,032	$41,104
Marketable securities held in trust	—	6,712
Receivables, less allowance for doubtful receivables of $73 and $239	6,182	5,802
Other current assets	581	696

Total current assets	36,795	54,314
COMPUTERS, FURNITURE AND EQUIPMENT, NET	509	201
GOODWILL AND INTANGIBLE ASSETS, NET (Note 1)	9,364	—
LONG-TERM RECEIVABLES AND OTHER	5,679	5,654

Total assets	$52,347	$60,169

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$960	$330
Line of credit (Note 2)	649	—
Accrued compensation and related costs	4,987	3,575
Deferred compensation	—	6,712
Restructuring accruals	696	2,417
Other current liabilities	3,998	2,744

Total current liabilities	11,290	15,778

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock, shares issued – 50,533,970 and 44,695,788; shares outstanding – 46,851,460 and 40,818,469 (Note 3)	505	447
Capital in excess of par value	126,846	121,974
Accumulated deficit	(81,282)	(72,735)
Treasury Stock, at cost, 3,682,510 and 3,877,319 shares	(5,217)	(5,525)
Accumulated other comprehensive income:
Cumulative translation adjustment	205	230

Total stockholders’ equity	41,057	44,391

Total liabilities and stockholders’ equity	$52,347	$60,169

Notes:

1.	Goodwill and Intangible Assets, Net, relate to our acquisitions of Zamba Corporation (“Zamba’”) on December 31, 2004 and Proceed North America LLC (“Proceed”) on October 5, 2004. The allocations of purchase price of Zamba and Proceed were determined based on a preliminary valuations prepared by an independent valuation consultant. These preliminary valuations are subject to change and could result in adjustments to the allocation of purchase price as reflected in the accompanying balance sheet.

2.	The Line of credit represents Zamba’s Accounts Receivable Purchase Agreement with Silicon Valley Bank assumed by Technology Solutions Company (“TSC”) as part of our acquisition of Zamba (as mentioned above). This amount was paid by TSC in early January 2005.

3.	In connection with the acquisition of Zamba (as mentioned above), approximately 5,838,000 shares of TSC common stock were issued.

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